Teleflex Incorporated Second Quarter 2005 Earnings Conference Call Exhibit 99.1

Forward Looking Statements This presentation and our discussion contain forward-looking information and statements including, but not limited to, such matters as business strategies, market trends, future financial performance, forecast of diluted earnings per share, forecast of cash flow from operations, cost of restructuring actions, gain or loss from divestitures, and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward-looking statements. Please refer to the Company's SEC filings including its most recent Form 10-K. Further historical information including unaudited proforma segment results to reflect discontinued operations is available at www.teleflex.com. This presentation includes certain non-GAAP financial measures. Reconciliation of those measures to the most comparable GAAP measures is contained within this presentation. Segment operating profit is defined as a segment's revenues reduced by its materials, labor, and other product costs along with the segment's selling, engineering, and administrative expenses and minority interest. Corporate expenses, restructuring costs, gain on sale of businesses and assets, interest expense and taxes on income are excluded from the measure.

Jeff Black President and Chief Executive Officer

First Half Summary Restructuring/divestiture program delivering results First six months: $1.81 for diluted EPS from continuing operations excluding special charges Teleflex is on track to meet 2005 financial objectives First half milestones: Medical Segment restructuring ongoing; operating margins nearing 20% goal Aerospace Segment restructuring complete Commercial Segment restructuring substantially complete Automotive pedal systems business sold; expected close Q3 $140 million stock buyback authorized by Board of Directors

Second Quarter Results Excellent momentum exiting second quarter Medical - HudsonRCI integration delivering results Commercial - in line with expectations for the year Aerospace - turnaround, continued improvement Accelerating cash flow: Strong balance sheet Cash: $212.5 million Net debt to total capital: 28.4% Excellent management of working capital assets 6 Mos. '05 6 Mos. '04 % Incr. Operating cash flow $162.9M $110.0M +48% Free cash flow $117.4M $ 68.7M +71%

Portfolio Actions

- **Exits and divestitures:**
  - 2Q '04: Techsonic, National Strand, Uniflex
  - 3Q '04: IGT parts product line, auto parts product line
  - 4Q '04: Medical product line
  - 1Q '05: IGT services, Sermatech, industrial cables product line, medical product lines
  - 2Q '05: Agreement to sell automotive pedal systems business

- **Acquisitions:**
  - 3Q '04: HudsonRCI

HUDSON RCI®

✓ **Portfolio actions represent ~$360 million of annualized revenue when automotive pedal systems sale closes**

6

Teleflex

Summary Teleflex continues to make excellent progress on all fronts: Restructuring actions on plan and delivering results Exit/divestiture plan - winding down Core businesses performing well Strong financial results: Operating margins improving Balance sheet very strong at quarter end Cash flow accelerating Looking ahead: Complete remaining restructuring and portfolio actions Focus on business growth opportunities

Martin Headley Executive Vice President and Chief Financial Officer

Q2 Summary of Continuing and Discontinued Operations

Summary Financial Performance

Q2 2005 Results Medical Segment Revenues up 40% 4% core growth: Hudson strength - particularly in Europe Increased volume - respiratory care Increased sales of specialty devices for medical device manufacturers New product introductions continue to drive top line growth Operating profits: Up 62% Hudson integration Facility consolidation/shared services initiatives start to deliver results

Q2 2005 Results Commercial Segment Revenues down 2% 1% core growth: Impact of divestitures (5%) Strong industrial OEM business New driver control and power and vehicle management products Operating profits: Shift in mix toward industrial markets adversely impacted margins Costs incurred on recently introduced industrial products

Q2 2005 Results Aerospace Segment - Revenues up 9% 9% core growth: Orders up 15% on core business Cargo-loading systems deliveries on passenger to freighter conversions, new products Increased sales of precision- machined components for aircraft engines Operating profits: Moves from loss to profit Elimination of loss-making businesses driving better results Higher volumes drop to bottom line

Restructuring Charges Second Quarter Restructuring Charges ($millions): Second Quarter Restructuring Charges ($millions): Commercial $ 1.7 Medical 4.6 Aerospace 0.4 Total $ 6.7 Overall program cost forecast unchanged at $203 million to $211 million Cash cost forecast reduced to $68 to $76 million (from $83 - $91 million) with tight controls over spending Higher volumes in certain medical lines deferred some plant transitions

Cash Flow Continues to Accelerate... (Trailing 12 Mo. (ttm) Cash flow from continuing operations, $millions) Amounts exclude automotive pedals business, the Sermatech business divested in Q1 2005, and a small medical business which are reported as discontinued operations. These discontinued operations have not historically been separately identified, consolidated, and audited as presented in this schedule.

....While CAPEX Moderates and Dividends Increase (Trailing 12 mo. CAPEX and Dividends, $ millions) Full year expectation: $70 - $75 million Full year expectation: $39 - $40 million Amounts exclude automotive pedals business, the Sermatech business divested in Q1 2005, and a small medical business which are reported as discontinued operations. These discontinued operations have not historically been separately identified, consolidated, and audited as presented in this schedule.

Strong Balance Sheet for Future Growth Note: HudsonRCI acquisition closed in Q3 '04

Working Capital Management Continues to Improve Note: Asset velocity is working capital as a percentage of annualized quarterly sales

Second Half Outlook Key factors we are monitoring: Impact of restructuring program Strengthening dollar Raw material prices Marine/recreational business trends Automotive model year shift Seasonality in medical business Revised guidance: Diluted earnings per share from continuing operations excluding special charges $3.65 to $3.80 Diluted earnings per share from continuing operations including special charges $3.06 to $3.25 Note: Outlook does not include impact of stock buyback

Maintain focus on execution at core business units Deliver cost savings from manufacturing integration and facility consolidation Transition continues to shared services model Use cash/capacity to accelerate acquisition initiatives Continued incremental improvements in operating performance Hit financial performance targets set in December 2004 Execute on stock buyback opportunities Position Teleflex for long-term growth Second Half Plan

Appendix A - Reconciliation of diluted EPS from continuing operations before restructuring charges for first six months

Appendix B - Reconciliation of Net Debt to Capital Calculation

Appendix C - Reconciliation of Trailing Twelve Month Cash Flow from Continuing Operations to Trailing Twelve Month Free Cash Flow